                                   EXHIBIT 9.1


                           HARTFORD MIDCAP FUND, INC.
                            SHARE PURCHASE AGREEMENT


     HARTFORD LIFE INSURANCE COMPANY ("HL"), a Connecticut Corporation, as Sponsor-Depositor, now and in the future, of certain unit investment trusts, and issuer of certain annuity contracts (the "Contracts") issued with respect to
such unit investment trusts hereby agrees as of the              day of
              , 1997 with HARTFORD MIDCAP FUND, INC. (the "Fund"), an open-end, diversified, management investment company, to an arrangement whereby Fund shares shall be made available to serve as the underlying investment media for the Contracts, subject to the following provisions:

1. Fund shares shall be purchased at the net asset value applicable to each order as established in accordance with the provisions of the then currently-effective prospectus of the Fund. Fund shares shall be ordered in such quantity and at such times as determined by HL (or its successor) to be necessary to meet the requirements of the Contracts. Confirmations of Fund share purchases will be sent directly to HL by the Fund. All Fund share purchases shall be maintained in a book share account in the name of HL. Payment for shares shall be made directly to the Fund by HL and payment for redemption shall be made directly to HL by the Fund, all within the applicable time periods allowed for settlement of securities transactions. If payment is not received by the Fund within such period, the Fund may, without notice, cancel the order and hold HL responsible for any loss suffered by the Fund resulting from such failure to receive timely payment. Notice shall be furnished promptly to HL by the Fund of any dividend or distribution payable on Fund shares.

2. (a)The Fund represents that its shares are registered under the Securities Act of 1933, as amended, and that all appropriate federal and state registration provisions have been complied with as to such shares and that such shares may properly be made available for the purposes of this Agreement. The Fund shall bear the cost of any such registration, as well as the expense of any taxes assessed upon the issuance or transfer of Fund shares pursuant to this Agreement.

     (b) The Fund shall supply to HL, in a timely manner and in a sufficient number to allow distribution by HL to each owner of or participant under a Contract (i) annual and semiannual reports of the Fund's condition, and
     (ii) any other shareholder notice, report or document required by law to be delivered to shareholders. The Fund shall bear the cost of preparing and supplying the foregoing materials and HL shall bear the cost of any distribution thereof.

3. HL shall not make any representation concerning Fund shares except those contained in the then current prospectus of the Fund and in printed information subsequently issued by the Fund as information supplemental to the prospectus.

4.   This Agreement shall terminate as to new Contracts:

     (a) At the option of HL or the Fund upon six months' advance notice to the other;

     (b) At the option of HL if Fund shares are not available for any reason to meet the requirements of the Contracts but then only as to those new Contracts, the terms of which require the periodic payments to be invested in whole or in part in that particular Series;

     (c) At the option of HL, upon institution of formal proceedings against the Fund by the Securities and Exchange Commission or any other regulatory body;

     (d) Upon assignment of this Agreement, unless made with the written consent of the other party to this Agreement;

     (e) If Fund shares are not registered, issued or sold in conformance with applicable federal or state law or if such laws preclude the use of Fund shares as the underlying investment media of the Contracts. Prompt notice shall be given to HL in the event the conditions of this provision occur. Notice of termination hereunder shall be given promptly by the party desiring to terminate to the other party to this Agreement.

5. Termination as the result of any cause listed in the preceding paragraph shall not affect the Fund's obligation to furnish Fund shares in connection with Contracts then in force for which the shares of the Fund serve or may serve as the underlying investment media, unless further sale of Fund shares is proscribed by the Securities and Exchange Commission or other regulatory body, or if Fund shares of the requisite Series are no longer available.

6. This Agreement shall supersede any prior agreement between the parties hereto relating to the same subject matter.

7. Each notice required by this Agreement shall be given in writing as follows:

          IF TO THE FUND:

          Hartford MidCap Fund, Inc.
          P.O. Box 2999
          Hartford, Connecticut 06104-2999

          IF TO HL:

          Hartford Life Insurance Company
          P.O. Box 2999
          Hartford, Connecticut 06104-2999

8. This Agreement shall be construed in accordance with the laws of the State of Connecticut.

Dated:                          , 1997

                              HARTFORD MIDCAP FUND, INC.


                              By:
                                 ---------------------------------
                                   Joseph H. Gareau
                                   President

                              HARTFORD LIFE INSURANCE COMPANY


                              By:
                                 ---------------------------------
                                   Thomas M. Marra
                                   Executive Vice President

                           HARTFORD MIDCAP FUND, INC.
                            SHARE PURCHASE AGREEMENT


     ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("ITT Hartford"), a Connecticut Corporation, as Sponsor-Depositor, now and in the future, of certain unit investment trusts, and issuer of certain annuity contracts (the "Contracts") issued with respect to such unit investment trusts hereby agrees as
the             day of                               , 1997 with HARTFORD MIDCAP
FUND, INC. (the "Fund"), an open-end, diversified, management investment company to an arrangement whereby Fund shares shall be made available to serve as the underlying investment media for the Contracts, subject to the following provisions:

1. Fund shares shall be purchased at the net asset value applicable to each order as established in accordance with the provisions of the then currently-effective prospectus of the Fund. Fund shares shall be ordered in such quantity and at such times as determined by ITT Hartford (or its successor) to be necessary to meet the requirements of the Contracts. Confirmations of Fund share purchases will be sent directly to ITT Hartford by the Fund. All Fund share purchases shall be maintained in a book share account in the name of ITT Hartford. Payment for shares shall be made directly to the Fund by ITT Hartford and payment for redemption shall be made directly to ITT Hartford by the Fund, all within the applicable time periods allowed for settlement of securities transactions. If payment is not received by the Fund within such period, the Fund may, without notice, cancel the order and hold ITT Hartford responsible for any loss suffered by the Fund resulting from such failure to receive timely payment.
     Notice shall be furnished promptly to ITT Hartford by the Fund of any dividend or distribution payable on Fund shares.

2. (a) The Fund represents that its shares are registered under the Securities Act of 1933, as amended, and that all appropriate federal and state registration provisions have been complied with as to such shares and that such shares may properly be made available for the purposes of this Agreement. The Fund shall bear the cost of any such registration, as well as the expense of any taxes assessed upon the issuance or transfer of Fund shares pursuant to this Agreement.

     (b) The Fund shall supply to ITT Hartford, in a timely manner and in a sufficient number to allow distribution by ITT Hartford to each owner of or participant under a Contract (i) annual and semiannual reports of the Fund's condition, and (ii) any other shareholder notice, report or document required by law to be delivered to shareholders. The Fund shall bear the cost of preparing and supplying the foregoing materials and ITT Hartford shall bear the cost of any distribution thereof.

3. ITT Hartford shall not make any representation concerning Fund shares except those contained in the then current prospectus of the Fund and in printed information subsequently issued by the Fund as information supplemental to the prospectus.

4.   This Agreement shall terminate as to new Contracts:
     (a) At the option of ITT Hartford or the Fund upon six months' advance notice to the other;

     (b) At the option of ITT Hartford if Fund shares are not available for any reason to meet the requirements of the Contracts but then only as to those new Contracts, the terms of which require the periodic payments to be invested in whole or in part in that particular Series;

     (c) At the option of ITT Hartford, upon institution of formal proceedings against the Fund by the Securities and Exchange Commission or any other regulatory body;

     (d) Upon assignment of this Agreement, unless made with the written consent of the other party to this Agreement;

     (e) If Fund shares are not registered, issued or sold in conformance with applicable federal or state law or if such laws preclude the use of Fund shares as the underlying investment media of the Contracts. Prompt notice shall be given to ITT Hartford in the event the conditions of this provision occur.
     Notice of termination hereunder shall be given promptly by the party desiring to terminate to the other party to this Agreement.

5. Termination as the result of any cause listed in the preceding paragraph shall not affect the Fund's obligation to furnish Fund shares in connection with Contracts then in force for which the shares of the Fund serve or may serve as the underlying investment media, unless further sale of Fund shares is proscribed by the Securities and Exchange Commission or other regulatory body, or if Fund shares of the requisite Series are no longer available.

6. This Agreement shall supersede any prior agreement between the parties hereto relating to the same subject matter.

7. Each notice required by this Agreement shall be given in writing as follows:

          IF TO THE FUND:

          Hartford MidCap Fund, Inc.
          P.O. Box 2999
          Hartford, Connecticut 06104-2999

          IF TO ITT HARTFORD:

          ITT Hartford Life and Annuity Insurance Company
          P.O. Box 2999
          Hartford, Connecticut 06104-2999

8. This Agreement shall be construed in accordance with the laws of the State of Connecticut.

Dated:                             , 1997

                              HARTFORD MIDCAP FUND, INC.


                              By:
                                 ---------------------------------
                                   Joseph H. Gareau
                                   President

                              ITT HARTFORD LIFE AND ANNUITY
                              INSURANCE COMPANY


                              By:
                                 ---------------------------------
                                   Thomas M. Marra
                                   Senior Vice President